Exhibit 10.2

THIRD AMENDMENT TO SECURED PROMISSORY NOTE

THIS THIRD AMENDMENT TO SECURED PROMISSORY NOTE (the “Third Amendment”), dated as of June 30, 2020, is entered into by Flux Power, Inc., a California corporation (“Borrower”), and ________________ (“Holder”) (Holder and Borrower each a “Party” and, collectively, the “Parties”).

WHEREAS, in connection with the Second Amended and Restated Credit Facility Agreement, dated October 10, 2019, by and between the Borrower, Holder, and certain other lenders (the “Credit Facility Agreement”), Borrower and Holder are parties to that certain Secured Promissory Note, dated as of March 28, 2019,and as amended on October 10, 2019, and on December 31, 2019, (the “Promissory Note”);

WHEREAS, the maturity date for the Promissory Note is June 30, 2020; and

WHEREAS, the Parties desire to amend the Promissory Note to extend the maturity date from “June 30, 2020” to “December 31, 2020” pursuant to the terms and condition of this Third Amendment.

Capitalized terms used but not defined herein shall have the meaning given to them in the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.2 Maturity Date. Paragraph 2(b) of the Promissory Note is hereby deleted in its entirety and shall, be amended to read in its entirety as follows:

“(b) Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) December 31, 2020, unless extended pursuant to the terms of this Note (the “Maturity Date”) or (ii) when such amounts are declared due and payable by Holder upon or after the occurrence of an Event of Default (as defined below).

2. Accrued Interest to Date. As additional consideration, the Parties agree that all accrued and unpaid interest on the Principal Amount as of June 30, 2020 shall be converted into the Principal Amount (“Additional Principal Amount”) and shall earn interest per the Promissory Note.

3. Miscellaneous.

3.1 Except as expressly amended and modified by this Third Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

3.2 This Third Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

3.3 This Third Amendment shall be construed in accordance and governed by the internal laws of the state of California.

3.4 The headings contained in this Third Amendment are for ease of reference only and shall not be considered in construing this Third Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Secured Promissory Note to be duly executed as of the day and year first written above.

BORROWER Flux Power, Inc., a California corporation

By:	/s/ Ronald Dutt
Ronald Dutt, Chief Executive Officer

HOLDER [Name of Holder]

By:
Name:
Title:

Acknowledged:

Flux Power Holdings, Inc.,
a Nevada corporation

By:
Ronald Dutt, Chief Executive Office

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